                                                               Exhibit 99.1

For Immediate Release

     FRANKLIN CREDIT ANNOUNCES THE RESIGNATION OF SETH COHEN, ITS FORMER CEO

Press Release
May 18,2004

Franklin Credit Management Corporation announced today that Seth Cohen has resigned as Chief Executive Officer and as a Director of the Company to pursue other opportunities.

Mr. Cohen stated, "I have advised the Chairman and Board of Directors that I am resigning as Chief Executive Officer. Over the past four years, we have accomplished a great deal at Franklin Credit and have successfully positioned the Company for future growth. I take great pride in the growth we have achieved and feel fortunate to have been part of the Franklin team. While I have concluded that it is time for me to explore new opportunities and challenges, I remain committed to the Company and will continue to offer my support in the future."





      Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i)unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of relations between the Company and its sole Senior Debt Lender and the Senior Debt Lender willingness to extend additional credit to the Company; (iii) the availability for purchases of additional loans; (iv) the status of relations between the Company and its sources for loan purchases;
(v) unanticipated difficulties in collections under loans in the Company's portfolio; and (vi)other risks detailed from time to time in the Company's SEC reports. Additional factors that would cause actual results to differ materially from those projected or suggested or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption "Real Estate Risk" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The
Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.